Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Viacom Inc. on Form S-8 [File No. 333-130881] of our report dated June 28, 2017, with respect to our audits of the financial statements of Viacom 401(k) Plan as of December 31, 2016 and 2015 and for the year ended December 31, 2016 appearing in the Annual Report on Form 11-K of Viacom 401(k) Plan for the year ended December 31, 2016.

/s/ Marcum LLP

June 28, 2017